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                                                                EXHIBIT 10.17


                                       LEASE

     THIS LEASE is made and entered into this 15 day of September, 1995 by and between JOHN E. COLYER and SUZANNE J. COLYER, CO-TRUSTEES OF THE COLYER REVOCABLE LIVING TRUST DATED JULY 5, 1978, herein "Landlord", and TCS Mortgage, Inc., herein "Tenant".

                                     WITNESSETH:

     Landlord, for and in consideration of the agreements contained in this Lease, does hereby lease to Tenant, and Tenant hereby leases from Landlord, that certain commercial space located at 1000 Caughlin Crossing, Suite/Space No. 20, consisting of approximately 674 gross leasable square feet, Reno, Nevada, known as Caughlin Crossing Convenience Center, herein "the Leased Premises". The Lease Premises are a portion of a building, herein "the building", constructed at 1000 Caughlin Crossing, herein "the property".

     The data set forth in (A) through (F) below is subject to the main body of the Lease in general and to those paragraphs of the Lease pertaining to the subject matter in particular.

     SUMMARY OF BASIC TERMS:

     (A)  TERM: Initial 12 month term with 2 one year renewal options

     (B)  INITIAL MINIMUM MONTHLY RENT: $876

     (C)  INITIAL MONTHLY IMPOUND FOR COMMON AREA MAINTENANCE: $102.53

     (D)  INITIAL MONTHLY IMPOUND FOR TAXES: $53.52

     (E)  NAME OF BUSINESS: TCS Mortgage

     (F)  BUSINESS USE: Mortgage Brokerage

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   THIS LEASE IS MADE UPON THE FOLLOWING TERMS, COVENANTS AND CONDITIONS,
TO WHICH THE PARTIES EXPRESSLY AGREE:

   1. PREMISES.

      1.1. LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises, together with those appurtenances specifically granted in this Lease.

      1.2. INGRESS AND EGRESS. Tenant shall have full and unimpaired access to the Leased Premises and to the common area at all times including access by non-exclusive easements of record, if any.

      1.3. COMMON AREA.

           1.3.1. COMMON AREA DEFINED. The term "common area" means all areas of facilities outside the Leased Premises and within the exterior boundaries of the property that are provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of the property. Common areas include, without limitation, pedestrian walkways, stairways, elevator, hallways, storage areas, mechanical areas, public restrooms, sidewalks, landscaped grounds, parking areas, loading areas, roads, and other areas of the building and property not specifically leased, or available to be leased, to another tenant.

           1.3.2. TENANT'S RIGHT TO USE. Landlord gives to Tenant and its authorized representatives and invitees the non-exclusive right to use the common area, with others who are entitled to use the common area, subject to Landlord's designation, management and maintenance of the common area.

           1.3.3. LANDLORD'S MAINTENANCE AND MANAGEMENT OF COMMON AREA. Landlord shall maintain the common area in good condition at all times. Landlord shall have the right to:

                  (i) Establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the common area. Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of the common area, and any part or parts thereof, as Landlord may deem appropriate and for the best interest of the property. Tenant and Tenant's employees and invitees shall faithfully observe and comply with any reasonable rules and regulations governing the property as may from time to time be established by Landlord or any entity or organization having jurisdiction over the property upon delivery of a copy of them to Tenant. The rules and regulations may be amended by

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Landlord or from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy of them to Tenant.

                  (ii) Close any of the common area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication of any of the common area or the accrual of any rights of any person or of the public to the common area.

                  (iii) Close temporarily any of the common area for maintenance purposes.

                  (iv) Make changes to the common area including, without limitation, changes in the location of driveways, vehicular parking spaces, parking area, or the direction of the flow of traffic and changes in the size and nature of the common area.

                  (v) Select a person or company to maintain and operate any of the common area if at any time Landlord determines that the best interests of the property will be served by having any of the common areas maintained and operated by that person or company. Landlord shall have the right to negotiate and enter into a contract with that person on such terms and conditions and for such period of times as Landlord deems reasonable and proper both as to service and as to cost.

           1.3.4. TENANT'S SHARE OF COMMON AREA COSTS. Beginning at the time Tenant's obligation to pay rent commences, Tenant shall pay to Landlord its share of the total cost of maintaining the common area. Tenant's share of the common area costs shall be the ratio of the total common area costs that the total number of square feet of the Leased Premises bears to the total number of leasable square feet in the property.

           1.3.5. PAYMENT OF TENANT'S SHARE OF COMMON AREA COSTS. With each payment of monthly rent, Tenant shall pay to Landlord the amount set forth the paragraph entitled "Summary of Basic Terms" as an impound toward Tenant's share of the common area maintenance costs. The amount of such impound is an estimate only of Tenant's actual obligation. The actual obligation for common area maintenance costs shall be determined and computed by Landlord not less often than annually, and at the time each such computation is made, Landlord and Tenant shall adjust for any difference between the impounded estimated amounts and Tenant's computed actual share. Also, at the time of each computation, Landlord may revise the monthly impound for common area maintenance by written notification to Tenant.

   2. TERMS

      2.1. INITIAL TERM. The initial term of this Lease shall

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commence on October 1, 1995, and end at midnight on September 30, 1996, unless renewed or continued pursuant to the provisions hereof, and provided that Tenant shall not be in default hereunder.

      2.2. OPTION TO EXTEND TERM. Tenant is given the option to extend the term on all the provisions contained in this Lease, except for rent. Such extension shall be for a further term of one year with an additional option to extend for one additional year. Tenant shall exercise such option, if at all, by giving notice of exercise of the option ("option notice") to Landlord at least three (3) months but no more than one (1) year before the expiration of the initial term. Provided that, if Tenant is in default on the date of giving the option notice, the option notice shall be totally ineffective, or if tenant is in default on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial term. Tenant shall have no other right to extend the term beyond the term or the extended term.

      2.3 ADJUSTED RENT FOR EXTENDED TERM. Rent for the extended term shall be determined as provided in Section 3.1, below.

   3. RENT.

      3.1 MINIMUM MONTHLY RENT. Tenant shall pay to Landlord as minimum monthly rent for the first twelve (12) months of the term, without deduction, setoff, prior notice, or demand, the sum of Eight Hundred Seventy Six and no/100 ($876.00) DOLLARS per month, in advance, on or before the first day of each and every month commencing with the first month of the initial term and continuing on the first day of each and every month thereafter during the first year of the term. At the commencement of the second year of the term (the anniversary date of the commencement of the term), and annually thereafter during the term, including any extensions or renewals of the term, the minimum monthly rent payable during the ensuing lease year shall be an amount equal to 105% of the minimum monthly rent in effect for the prior year of the term (without regard to any temporary abatement of rent then in effect pursuant to any provision of this Lease).

      If Tenant's obligation to pay rent commences other than on the first day of a calendar month, the first month's minimum rent shall be prorated based on a thirty-day month and paid at the commencement of obligation to pay rent.

      Tenant shall make rental and other payments to Landlord in lawful money of the United States; provided, if any such payment made by check, draft or money order is returned to Landlord due to non-sufficient funds, or otherwise, Landlord shall have the right


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to require Tenant to make all subsequent payments in cash, or by cashier's or certified check.

      Tenant's timely payment of rent and other charges provided in this Lease is an unconditional obligation of Tenant, and one on which Landlord is relying in order to meet the financial obligations of the property. Tenant's obligation to pay shall be continuous throughout the term of this Lease, even during the pendency of any dispute resolution process which may arise during the term hereof.

      All rent shall be paid to Landlord at the address to which notices to Landlord are to be given pursuant to Paragraph 18.4 of this Lease.

      3.2. LATE PAYMENT CHARGE AND INTEREST. Any payment due and not paid to Landlord within fifteen (15) days after it is due shall be subject to a late payment charge equal to five percent (5.0%) of the total payment due. In addition, any sums not paid within thirty (30) days from the due date shall accrue interest at the rate of 1.8% per month (APR of 21.6%), or the maximum rate allowed by law, whichever is less, until paid in full.

      3.3 "RENT" DEFINED. The term "rent" as used in this Lease shall be deemed to be and mean the minimum monthly rent, additional rent, rental adjustments, tenant reimbursement and any other sums, however designated, required to be paid by Tenant under this Lease.

      3.4 LIEN FOR SUMS DUE. Tenant grants Landlord a security interest ("lien") as described in this Paragraph 3.4 and authorizes Landlord to file all necessary documents, including UCC-ls, to perfect the lien. Tenant agrees such filing may be done before or after execution of this Lease or occupancy of the Leased Premises by Tenant. All money and other sums which become due to Landlord by reason of any provision of this Lease are and shall always be a valid and first lien upon the personal property, improvements and fixtures of Tenant in the Leased Premises, (including, without limitation, any insurance proceeds payable to Tenant), and upon all of the interest of Tenant in this Lease, and such lien will have priority over any mortgage on the property which Landlord may execute, and to any lien caused or permitted by Tenant, with the sole exception of a properly perfected purchase money security interest. Landlord may subordinate its lien to the lien of financing proposed by Tenant. Landlord's consent to subordinate shall not be withheld unreasonably. Landlord may require from Tenant in return for Landlord's consent to subordinate, such further assurances and security as Landlord deems reasonably necessary to maintain a level of security equivalent to its position prior to Tenant's request to subordinate.


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   4. SECURITY DEPOSIT.

      4.1. On execution of this Lease, or on such other date as Landlord may specify, Tenant shall deposit with Landlord the sum of One Thousand ($1,000.00) DOLLARS as a security deposit for the full and faithful performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to reduce other charges or claims Landlord may have against Tenant as a result of any default. Tenant shall immediately on-demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord shall not be required to pay Tenant interest on the security deposit.

   In the event of bankruptcy or other debtor/creditor proceedings against Tenant, such security deposit shall be offset against any unpaid rent and other charges due Landlord.

   If for any reason this Lease is terminated prior to the commencement of the term, other than for the non-performance of Landlord, in addition to any rights it may have, Landlord may retain the security deposit.


   5. TAXES AND ASSESSMENTS.

      5.1. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges ("taxes") that are levied and assessed against Tenant's personal property installed or located in or on the Leased Premises, and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments.

      5.2. REAL PROPERTY TAXES. Tenant shall pay as additional rent, at the times and in the manner set forth below, Tenant's proportionate share of all taxes commonly called real estate taxes, levied on, or assessed against, the property of which the Leased Premises as a part. Beginning at the time Tenant's obligation to pay rent commences, Tenant shall pay to Landlord monthly, with each payment of minimum monthly rent, the amount set forth in the paragraph entitled "Summary of Basic Terms" as an impound toward its share of taxes. The amount of such impound is an estimate only of Tenant's actual obligation. The actual obligation for taxes shall be determined and computed by Landlord not less often than annually and at the time each such computation is made, Landlord and Tenant shall adjust for any difference between impounded amounts and Tenant's actual share. Also, at the time of each computation, Landlord may revise the monthly impound


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for taxes by written notice to Tenant. Tenant shall pay its share of taxes, for both the Leased Premises and the common area, during each year of the Lease term. Should the Lease term commence or expire at a time other than the beginning or end of a taxable year, Tenant's obligation shall be prorated appropriately. Landlord shall furnish such figures, computations and information as Tenant may reasonably request for the purpose of verifying the amounts charged to Tenant by Landlord.

   6. USE AND LIMITATION ON USE.

      6.1. USE. Tenant shall use the Leased Premises for the following purposes and for no other use without Landlord's written consent: Mortgage Banking. Tenant shall not use the Leased Premises or permit the Leased Premises to be used for any other purpose or purposes except with the prior written consent of Landlord. It is understood by Tenant that this Lease contains no exclusive use rights in favor of Tenant.

      6.2. LIMITATIONS ON USE. Tenant's use of the property as provided in this Lease shall be in accordance with the following:

         6.2.1. CANCELLATION OF INSURANCE; INCREASE IN INSURANCE RATES. Tenant shall not do, bring, or keep anything in or about the property that will cause a cancellation of any insurance covering the building. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord, within ten (10) days before the date Landlord is obligated to pay a premium on the insurance, or within ten (10) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused primarily by an activity of Tenant on the property as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

         6.2.2. COMPLIANCE WITH LAWS. Tenant shall comply with all laws concerning the property or Tenant's use of the property, including, without limitation, the obligation at Tenant's cost to remodel and maintain the Leased Premises in compliance and conformity with all laws relating to the condition, use or occupancy of the Leased Premises during the term to the extent Tenant is obligated to do so pursuant to Paragraph 8 herein.

         6.2.3. NUISANCE; WASTE. Tenant shall not use the Leased Premises in any manner that will constitute waste, nuisance or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Leased Premises) to other tenants in the building. Tenant shall not conduct or permit to be conducted any liquidation,

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garage, going-out-of-business sale, or any sale by auction, on the Leased
Premises, or sell or display merchandise outside the confines of the Leased Premises or in the common areas without the written consent of Landlord.

         6.2.4 COVENANT OF CONTINUOUS OPERATION. Tenant shall continuously use the Leased Premises for the uses specified in this lease during all usual business hours and on all such days as comparable businesses in the area are open for business.

   7.  FIXTURES AND ALTERATIONS.

      7.1. TRADE FIXTURES. The furniture, trade fixtures, business equipment and other property placed in, on or about the Leased Premises by Tenant shall remain the property of Tenant and may be removed on the expiration or termination of this Lease or any renewal thereof, subject to the lien of Landlord (Paragraph 3.4); provided, however, Tenant shall be responsible for any damage caused by or during such removal. Further, Tenant shall, during the term hereof, pay for and keep said fixtures and other personal property situated within the Leased Premises insured against fire and other comprehensive coverage and will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liabilities and expenses in connection with said fixtures.

      7.2 ALTERATIONS. Tenant shall have the right at Tenant's own expense, subject to adequate protection against mechanic's and materialman's liens, and subject to Landlord's rights hereunder, to make such alterations and non-structural changes in the Leased Premises as may be required for Tenant's business purposes. No work shall be commenced or carried on which will structurally alter the building or damage or undermine its support or that of its neighbors. All work to be performed by Tenant shall be constructed by Tenant in a good and workmanlike manner and free of any liens for labor and materials. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability, claim, damage or expense resulting from such work. Further, all additions, improvements and alterations made by Tenant in and upon the Leased Premises, including but not limited to all permanently attached electrical fixtures, wiring, service leads and paneling installed by Tenant in and upon the Leased Premises shall become and remain the property of Landlord. Tenant shall be responsible for obtaining any and all agency permits necessary to make any alteration. Tenant agrees that in the event that Landlord so elects not less than ten (10) days before expiration of the term, or within ten (10) days after termination of the term, Tenant will remove any alterations that Tenant has made to the Leased Premises. In that event, Tenant, at its cost, shall restore the Leased Premises to the condition designated by Landlord in its election, before the last day of the term, or within ten (10) days after notice of election is given, whichever is later.

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         7.3  NOTICE OF NON-RESPONSIBILITY.  Tenant will not permit any labor to be performed, or material to be furnished upon the Leased Premises within the definition of the mechanic's lien laws without first giving Landlord at least ten (10) days written notice of the proposed work and when it is to commence, and without first obtaining Landlord's consent in writing to the work. Landlord shall have the responsibility of filing any notice of non-responsibility. Whether or not a notice of non-responsibility is filed, Tenant agrees to and shall indemnify Landlord and hold Landlord harmless against any loss, liability, claim, damage or expense resulting from such work.

         7.4 MECHANIC'S LIENS. Tenant shall pay all costs for alterations done by it or caused to be done by it on the Leased Premises as permitted in this Lease. Tenant shall keep the building, other improvements and land on which the Leased Premises are situated free and clear of all mechanic's liens resulting from construction done by or for Tenant. Tenant shall have the right to contest the correctness of the validity of any lien filed because of Tenant's work if, immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in the State of Nevada in such amount as required by law.

     8.  MAINTENANCE AND REPAIR.

         8.1 LANDLORD'S MAINTENANCE. Landlord at its cost shall maintain, in excellent condition, the structural parts of the building and other improvements in which the Leased Premises are located, which structural parts include only the foundations, bearing and exterior walls (excluding glass and doors), subflooring, and roof (excluding skylights); the portions of the electrical, plumbing and sewage systems lying outside the Leased Premises; and window frames, gutters and downspouts on the building and other improvements in which the Leased Premises are located.

         8.2 TENANT'S MAINTENANCE. Tenant at its cost shall maintain, in excellent condition, all portions of the Leased Premises including, without limitation, all Tenant's personal property, signs, plate glass, show windows; the heating, ventilation, and air-conditioning systems, and those portions of the electrical, plumbing, sewage systems and drains lying within the Leased Premises. Tenant shall keep the sidewalks and common areas adjacent to the Leased Premises clean and free of all debris. During the term of this Lease, Tenant shall keep in force a preventative maintenance contract with a qualified mechanical contractor covering the heating and air conditioning equipment and, upon request, shall provide Landlord with a copy of such contract. At the expiration or earlier termination of the Lease term Landlord will cause an inspection of the heating and air conditioning equipment in the Leased Premises by Tenant's mechanical contractor, or if Tenant does not have a service contract in force, by a

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contractor of Landlord's selection, and obtain a cost estimate to bring such equipment to good working order if defects are noted, and Tenant agrees to pay to Landlord on demand an amount equal to 75% of such total cost estimate, which share shall be deemed to be Tenant's deferred repair obligation after excepting fair wear and tear. Tenant shall be liable for any damage to the building resulting from the acts or omissions of Tenant or its authorized representatives, including the costs of any repair or maintenance to the electrical, plumbing and sewage systems lying outside the Leased Premises if caused by Tenant.

   9. UTILITIES.

      9.1. TENANT'S OBLIGATIONS. From the time it first enters the Leased Premises for the purpose of making tenant improvements or setting fixtures, or from the commencement of the term of this Lease, whichever date is earlier, and throughout the term of this Lease, Tenant shall pay for all public and other utilities and related services rendered or furnished to the Leased Premises, including, but not limited to, water, hot water, gas, electricity, telephone, heat, light, sewer, refuse or garbage collection or disposal, and related connection charges or deposits.

      9.2. LANDLORD'S OBLIGATIONS. Landlord shall maintain the necessary mains, fire line meters, conduits, wires and cables bringing utilities to the Leased Premises, and the cost of such maintenance shall be treated as cost under Paragraph 1.3 above. If Landlord should elect to supply utilities, Tenant shall purchase its requirements for such utilities from Landlord. Payment for any and all utilities used by Tenant and furnished by Landlord shall be monthly and within ten (10) days of the presentation of bills by Landlord to Tenant. Landlord may cut off and discontinue, without notice to Tenant, such utilities whenever and during any period for which bills for the service are not properly paid by Tenant.

      9.3. INTERRUPTED SERVICE. Landlord shall not be liable in damages, consequential or otherwise, nor shall there be any rent abatement, arising out of any interruption whatsoever in utility services which is due to fire, accident, strike, governmental authority, acts of God, or other causes beyond the reasonable control of Landlord and any temporary interruption in such service which is necessary to the making of alterations, repairs or improvements to the building or any part of it.

   10. INDEMNITY AND INSURANCE.

      10.1. EXCULPATION OF LANDLORD. Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, and Tenant waives all claims against Landlord and its agents for damage to person or property arising for any reason, except damages to Tenant resulting from the acts or omissions of

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Landlord amounting to at least "gross negligence". Specifically, but without limitation, Landlord shall not be liable for any damage to property of Tenant or of others located on the Leased Premises, nor for the loss of or damage to any property of Tenant or others by theft or otherwise, nor shall Landlord be liable for any injury or damage to persons or property resulting from fire, explosion, falling materials, steam, gas, electricity, water, rain, snow, ice, or leaks from any parts of the property or from the pipes, plumbing works, electrical system, or from the roof, street, subsurface or from any other place or from any other cause whatsoever in nature. Landlord shall not be liable for any such damages caused by other tenants or persons in the Leased Premises, occupants of property adjacent to the building or the public, or caused by operation and construction of any public or quasi-public work.

      10.2. HOLD HARMLESS. Tenant will indemnify Landlord and save it harmless from and against all claims, actions, damages, liabilities and expenses in connection with the loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, or any occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned in whole or in part by any act or omission of Tenant, his agents, employees, contractors, sublessees or licensees. This indemnity to hold harmless shall also apply in connection with all claims, causes of action, damages, liabilities, expenses and judgments arising out of the use of the common areas in the event they are the result, in whole or in part, of the carelessness and neglect of Tenant, its agents, employees, contractors, sublessees or licensees, except claims, causes of action and judgments resulting from Landlord's sole negligence.

      10.3. LIABILITY INSURANCE.

         10.3.1. LANDLORD'S INSURANCE. Landlord shall provide an all risk policy covering the building, appurtenant structures, including common areas, and a general liability policy. Landlord shall provide insurance covering the risk of rental income loss in an amount equal to twelve (12) months of rental income. Any additional loss of rental income insurance may be obtained by Tenant at its sole cost. Tenant shall pay its prorata share of the cost of such insurance.

         10.3.2. TENANT'S LIABILITY INSURANCE. Upon the commencement of the term, Tenant will take out and will at all times maintain in full force and effect, a standard owner, landlord and tenant policy of public liability insurance insuring the respective parties as their interests may appear, with limits in at least the following amounts per person, $1,000,000.00; per occurrence, $1,000,000.00; property damage, $100,000.00. The limit of any such insurance shall not, however, limit the liability of Tenant hereunder. Certificates evidencing such coverage and providing that the insurance may not be cancelled without thirty

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(30) days prior written notice to Landlord shall be delivered to Landlord prior to Tenant's opening for business. If Tenant shall default in the performance of this paragraph, Landlord may, at its option, procure such insurance and for premiums for such insurance such sums of money as the Landlord may deem necessary, and Tenant shall reimburse Landlord, immediately on demand, for all amounts expended, plus interest at the rate specified in Paragraph 3.2 from the date of the expenditure. Failure to make such reimbursement shall carry the same consequences as a failure to pay rent.

         10.3.3. TENANT'S FIRE INSURANCE. Tenant at its cost shall maintain on all its personal property, trade fixtures, tenant's improvements and alterations in, on, or about the Leased Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least 100% of the replacement value. The insurance policy shall be issued in the names of Landlord, Tenant, and Landlord's lender, if any, as their interests appear. The policy shall provide that any proceeds shall be made payable as provided in Paragraph 11. The sole exception to this provision is that insurance proceeds for Tenant's personal property and trade fixtures may be made payable to Tenant, subject, however, to the lien set forth in Paragraph 3.4, above.

         10.3.4 GROUP PROTECTION. If all insurance required by this Lease can be obtained more economically as a package, Landlord and Tenant agree to cooperate in placing all insurance with the same agent or carrier. In such event, at Landlord's option, Landlord may pay all premiums for such insurance, and each tenant shall pay his prorata share of the total premiums, monthly along with payments of monthly rent. Any special risks or special insurance for Tenant shall be at Tenant's sole cost.

   11.  DESTRUCTION.

      11.1 DESTRUCTION DUE TO RISK COVERED BY INSURANCE. If during the term the premises or the building and other improvements in which the Leased Premises are located are totally or partially destroyed from a risk fully covered by the insurance described in Paragraph 10 rendering the Leased Premises totally or partially inaccessible or unusable, Landlord at its election may restore the Leased Premises or the building and other improvements in which the Leased Premises are located to substantially the same condition as they were in immediately before destruction within nine (9) months from the date of destruction. Provided, that this time shall be extended if Landlord is proceeding diligently to restore the premises and if restoration is prevented by a cause beyond Landlord's reasonable control. Such destruction shall not terminate this Lease unless Landlord gives written notice thereof to Tenant. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice


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

to the other party.

         11.1.1. If the cost of the restoration exceeds the amount of the proceeds received from the insurance required under Paragraph 10, Landlord can elect to terminate this Lease by giving notice to Tenant within fifteen
(15) days after determining that the restoration cost will exceed the insurance proceeds. In the case of destruction to the Leased Premises only, if Landlord elects to terminate this Lease, Tenant, within fifteen (15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord, at the time Tenant notifies Landlord of its election, the difference between the amount of insurance proceeds and the cost of restoration, in which case Landlord shall restore the Leased Premises. Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided in this paragraph have been expended by Landlord in paying the cost of restoration.

         11.1.2. If Landlord elects to terminate this Lease and Tenant does not elect to contribute toward the cost of restoration as provided in this paragraph, this Lease shall terminate.

      11.2 DESTRUCTION DUE TO RISK NOT COVERED BY INSURANCE. If, during the term, the Leased Premises or the building and other improvements in which the Leased Premises are located are totally or partially destroyed from a risk not fully covered by the insurance described in Paragraph 10, rendering the Lease Premises totally or partially inaccessible or unusable, Landlord at its election may, subject to Paragraph 11.2.1. below, restore the Leased Premises or the building and other improvements in which the Leased Premises are located to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this Lease unless Landlord gives written notice thereof to Tenant. If the existing laws do not permit restoration, either party can terminate this Lease immediately by giving notice to the other party.

         11.2.1. If the cost of restoration exceeds five percent (5%) of the then replacement value of the Leased Premises or the building and other improvements in which the Leased Premises are located that are destroyed, Landlord can elect to terminate this Lease by giving notice to Tenant within fifteen (15) days after determining the restoration cost and replacement value.

         11.2.2. In the case of destruction to the Leased Premises only, if Landlord elects to terminate this Lease, Tenant, within fifteen (15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord, at the time Tenant notifies Landlord of its election, the difference between five percent (5%) of the then replacement value of the Leased Premises and the actual cost of restoration, in which case Landlord shall restore the Leased Premises. Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided in this paragraph have been expended by Landlord in paying the cost of restoration.

          11.2.3. If Landlord elects to terminate this Lease and Tenant does not elect to perform the restoration or contribute toward the cost of restoration as provided in this paragraph, this Lease shall terminate.

         11.3. DESTRUCTION WITHIN SIX MONTHS OF TERM END. In the event that the building or the Leased Premises is totally destroyed within six (6) months of the date the term of this Lease expires, then Landlord, in its sole discretion, may elect not to reconstruct.

         11.4 ABATEMENT OR REDUCTION OF RENT. In case of destruction, whether or not caused by a risk covered by the insurance provided in paragraph 10, there shall be no abatement or reduction of rent except only to the extent of any insurance proceeds which Landlord may obtain covering such risks, as specified in Paragraph 10.3.1.

    12.  CONDEMNATION.

         In the event that the entire Leased Premises shall be apportioned or taken under the power of eminent domain by any public laws or public authority, this Lease shall terminate and expire as of the date of such taking and Tenant shall thereupon be released from the liability thereafter accruing hereunder. In the event that a portion of the Leased Premises shall be so appropriated or taken, and the remainder of the property shall not be reasonably suitable for the use then being made of the property by Tenant, Tenant shall have the right to terminate this Lease as of the date of such taking by giving Landlord a written notice of termination within thirty
(30) days of such taking, if Landlord cannot restore any portion of the Leased Premises to make the same reasonably suitable to the uses then being made of the property by Tenant. In the event that a partial taking of the Leased Premises does not render the Leased Premises unsuitable for the conduct of Tenant's business, this Lease shall continue if full force and effect for the part not taken, and the rent shall then be reduced as of the date of the taking by the percentage determined by dividing the square feet taken by the total leasable square feet in the building. All proceeds derived from the power of eminent domain shall be owned and in the possession of Landlord, provided, however, that Tenant shall be reimbursed for the value of any of his personal property damaged or compromised by such taking.

    13.  ASSIGNMENT.

         13.1. PROHIBITION AGAINST VOLUNTARY ASSIGNMENT, SUBLETTING AND ENCUMBERING. Tenant shall not voluntarily assign or encumber its interest in this Lease, or any portion thereof, or in the Leased Premises, or sublease all or any part of the Leased Premises, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the Leased Premises, without first obtaining Landlord's written consent, which consent will not be unreasonably withheld. Any assignment, encumbrance, or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute default. In determining whether to give consent, however, Landlord shall consider the following factors and such other factors as Landlord deems appropriate: The character and quality of the proposed transferee, whether the addition of the transferee would benefit the other tenants in the building, and whether the proposed transferee would enhance the mix of tenants in the building. No consent to any assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this paragraph, or a consent to a future assignment.

          13.1.1. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of the partner or partners owning 30% or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment. However, should all the remaining partner(s) assume all responsibility for the Lease and for all of the Leased Premises, Landlord shall give its consent, subject to Landlord's right to require assignee to post such other and future security as Landlord deems appropriate.

          13.1.2. If Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from a majority of persons to the others shall be deemed a voluntary assignment.

          13.1.3. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of the capital stock(s) of Tenant, or the sale of 51% of the value of the assets of Tenant, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote stock possessing at least 51% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. This paragraph shall not apply to corporations the stock of which is traded through an exchange or over the counter.

          13.1.4. Tenant may assign or transfer this Lease to a corporation of which Tenant is the sole shareholder or in which Tenant has a controlling percentage without the necessity of obtaining Landlord's consent, provided that Tenant personally guarantees performance by the corporation and executes and delivers a guarantee in form satisfactory to Landlord.

      13.2. INVOLUNTARY ASSIGNMENT. No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). An involuntary assignment shall constitute a default by Tenant, and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. If a writ of attachment or execution is levied on this Lease, Tenant shall have ten (10) days in which to cause the attachment or execution to be removed. If any involuntary proceeding in bankruptcy is brought against Tenant, or if a receiver is appointed, Tenant shall have sixty (60) days in which to have the involuntary proceeding dismissed or the receiver removed. Each of the following acts shall be considered an involuntary assignment:

         13.2.1. If Tenant (or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity) is unable to meet its obligations as they become due, or is adjudicated a bankrupt, or makes a general assignment for the benefit of creditors, or takes the benefit of any insolvency act.

         13.2.2. If a writ of attachment or execution is levied on this Lease.

         13.2.3. If, in any proceeding or action to which Tenant is a party, a receiver or trustee is appointed with authority to take possession of the Leased Premises.

   14. DEFAULT.

      14.1. TENANT'S DEFAULT. The occurrence of any of the following shall constitute a default by Tenant:

         14.1.1. Failure to pay rent, taxes, or common area costs when due.

         14.1.2. Abandonment and vacation of the Leased Premises. Failure to occupy and operate the premises for ten (10) consecutive days shall be deemed an abandonment and vacation, unless Landlord is notified in writing and agrees to a longer non-operational period.

         14.1.3. Failure to perform any other provision, covenant, condition, or requirement of this Lease if the failure to perform is not cured within fifteen (15) days after notice has been given to Tenant. If the default cannot reasonably be cured within fifteen (15) days, Tenant shall not be in default on this Lease if Tenant commences to cure the default within the fifteen-day period and diligently and in good faith continues to cure the default.

   Notices given under this paragraph shall specify the alleged default and the applicable Lease provisions, and shall demand that Tenant perform the provisions of this Lease within the applicable period of time, or quit the premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

      14.2. LANDLORD'S REMEDIES. Upon any such event of default, all of Tenant's fixtures, furniture, equipment, improvements, additions, alterations, and other personal property shall remain on the Leased Premises and during the length of such default, Landlord shall have the right to take the exclusive possession of them and to use them, rent or charge free, or remove the same as provided herein, until all defaults are cured or, at Landlord's option at any time during the remaining term of this Lease, to require Tenant to immediately remove the same. Landlord shall have the remedies which follow if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by Nevada law.

         14.2.1. TENANT'S LEASE NOT TERMINATED. Tenant shall be liable immediately to Landlord for all costs, including, but not limited to, the cost of recovering possession of the Leased Premises, the cost incurred in reletting the Leased Premises, broker's commission, expenses of remodeling the Leased Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease and on the dates the rent is due, less the rent Landlord receives from any reletting. No act by landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.

         14.2.2. TERMINATION OF TENANT'S LEASE. Landlord can terminate Tenant's right to possession of the Leased Premises at any time. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Landlord shall have the right to enter and remove from the Leased Premises all persons and property of Tenant. Such property may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Acts of maintenance, efforts to relet the premises, or the appointment of a receiver on landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant:

            (a) The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease;

            (b) The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonable avoided;

           (c) The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

           (d) Any other amount, attorney's fees, and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure.

     Any amount due as a result of Tenant's default shall accrue interest from the date of the default until paid in full, at the rate of 21.6% per annum, or the maximum allowed by law, whichever is less.

          14.2.3. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. Landlord, at any time after Tenant commits a default, can cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the rate of 21.6% per annum, or the maximum allowed by law, whichever is less, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum together with interest thereon, shall be additional rent.

    15.  SIGNS AND ADVERTISING.

         15.1. SIGNS. Tenant shall not have the right to place or permit to be placed, any sign, marquee, awning, decoration, or other attachment to the roof, canopy, storefront, windows (inside or outside), doors (inside or outside), or exterior walls of the Leased Premises or at any other location in or adjacent to the building or other improvements of which the Leased Premises are a part, without Landlord's written consent. Landlord may, without liability to Tenant, enter upon the Leased Premises and remove any such sign, marquee, awning, decoration or attachment affixed in violation of this paragraph, and Tenant agrees to pay the cost of any such removal. Tenant agrees to purchase and install at each exterior entrance a sign that will conform to rules and regulations set forth in Landlord's sign criteria, which rules and regulations Tenant agrees to abide by. Tenant shall not exhibit or affix flags, pennants, banners or similar items to the exterior of the Leased Premises.

         15.2. ADVERTISING. No advertising medium shall be utilized by Tenant which can be heard or experienced outside the Leased Premises including, without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios, or television. Tenant shall not display, paint, or place, or cause to be displayed, painted, or placed, any handbills, bumper stickers, or other advertising devices on any vehicle parked in the parking area of the property, including those belonging to Tenant, or to Tenant's agent or any other person, nor shall Tenant distribute or cause to be distributed in the property any handbills or other advertising devices.

   16.  LANDLORD'S ENTRY ON PREMISES.

      16.1. Landlord and its authorized representatives shall have the right to enter the Leased Premises at all reasonable times, for any purpose, including, without limitation the following:

         16.1.1. To determine whether the Leased Premises are in good condition and whether Tenant is complying with its obligations under this Lease.

         16.1.2. To do any necessary maintenance and to make any restoration to the Leased Premises or the building and other improvements in which the Leased Premises are located that Landlord has the right or obligation to perform.

         16.1.3. To serve, post, or keep posted any notices, including notices of non-responsibility, required or allowed under the provisions of this Lease.

         16.1.4. To post "for lease" signs during the last sixty (60) days of the term or during any period while Tenant is in default.

         16.1.5. To show the Leased Premises to prospective brokers, agents, buyers, or persons interested in an exchange at any time during the term, and to prospective tenants during the final one hundred eighty (180) days of the Lease term.

   Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry on the Leased Premises as provided in this paragraph, except damage resulting from the acts or omissions of Landlord or its authorized representatives amounting to at least gross negligence.

   Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this paragraph. Landlord shall conduct its activities on the premises as allowed in this paragraph in a manner that will cause the least possible inconvenience, annoyance or disturbance to Tenant.

      16.2. Landlord and its authorized representatives shall have the further right to construct any additions, alterations or improvement in the building that the Landlord may determine are desirable or necessary.

         16.2.1. Landlord agrees to conduct such construction projects in such a way as to cause Tenant as little inconvenience as is practical.

         16.2.2. Landlord shall not, however, be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlord's construction as provided in this paragraph, except damage resulting from the acts or omissions of Landlord or its authorized agents.

         16.2.3. Except in the event of an emergency, Landlord agrees to conduct the activities authorized by this paragraph only after reasonable notice to Tenant, and in any event with due respect for the privacy reasonably required by the professional activities of Tenant in the Leased Premises.

   17.  SURRENDER OF PREMISES; HOLDING OVER.

      17.1. SURRENDER OF PREMISES. Upon expiration or termination of the term, Tenant shall surrender to Landlord the Leased Premises and all Tenant's improvements and alterations in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant and destruction to the premises covered by Paragraph 11, except for alterations that Tenant has the right to remove or is obligated to remove.) Tenant shall remove all its personal property within the above stated time and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property.

         17.1.1. Landlord can elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the premises on expiration or termination of the term as allowed or required by this Lease by giving at least ten (10) days' written notice to Tenant. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of on expiration of the ten (10) day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations or Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storing, removing and disposing of any alterations or Tenant's personal property.

         17.1.2. If Tenant fails to surrender the Leased Premises to Landlord on expiration or termination of the term, Tenant shall pay all attorney's fees and costs incurred by Landlord and agrees to indemnify, defend and hold Landlord harmless from all damages resulting from Tenant's failure to surrender the premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the premises.

      17.2. HOLDING OVER. If Tenant, with Landlord's consent, remains in possession of the premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be month-to-month tenancy terminable on thirty (30) days' notice given at any time by either party. During any such month-to-month tenancy, all provisions of this Lease except those pertaining to rent, term and option to extend shall apply. Rent during such month to month tenancy shall be 125% of the highest minimum monthly rent previously paid by Tenant, plus any additional rent due under the Lease.

   18.  MISCELLANEOUS PROVISIONS

      18.1 TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

      18.2. ATTORNEY'S FEES. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover the fees of its attorneys' in such action or proceeding, including costs of appeal, if any. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorney's fees and court costs reasonably incurred.

      18.3 WAIVER. No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Leased Premises, shall constitute an acceptance of the surrender of the Leased Premises by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Leased Premises and accomplish a termination of the Lease. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

      18.4. NOTICE. Any notice, demand, request, consent, approval or communication that either party desires or its required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first class, Certified Mail, Return Receipt Requested, to the other party at the following address:

                        Landlord:

                        JOHN E. COLYER AND SUZANNE J. COLYER
                        CO-TRUSTEES OF THE COLYER REVOCABLE
                        LIVING TRUST
                        Post Office Box 8003
                        Incline Village, Nevada 89452


                        Tenant:

                        TCS MORTGAGE INC.
                        10525 VISTA SORRENTO PARKWAY SUITE 101
                        SAN DIEGO, CA 92121-2799


                        with a courtesy copy of all notices to:

                        STEVE GRUMER
                        Attorney at Law
                        931 Tahoe Boulevard, Suite 6
                        Incline Village, Nevada 89451

                        and (Tenant's agent)

                        HARVEY FENNELL
                        DICKSON REALTY
                        1030 CAUGHLIN CROSSING
                        RENO, NV 89509

      18.5. SUCCESSORS. This Lease shall be binding upon and inure to the benefit of the parties and their successors, except as provided in Paragraph 13.

      18.6. APPLICABLE LAW. This Lease shall be construed and interpreted in accordance with the laws of the State of Nevada.

      18.7. INTEGRATED AGREEMENT; MODIFICATION. This Lease contains all the agreements and representations of the parties and cannot be amended or modified except by a written agreement.

      18.8. PROVISIONS. All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

      18.9. CORPORATE AUTHORITY. If Tenant is a corporation, it shall deliver to Landlord on execution of this Lease a certified copy of a resolution of its board of directors authorizing the execution of this Lease on behalf of the corporation.

      18.10. REVIEW OF LEASE. Tenant hereby acknowledges that it has read the entire Lease and understands the provisions contained therein, and has obtained such advice and opinions concerning the lease terms as Tenant feels necessary prior to signing the Lease.

      18.11. PARKING. Automobiles of Tenant, its employees or agents, shall not be parked within the property except in areas designated for employee parking. Landlord shall have the right to cause to be removed any car of Tenant, its employees or agents, that may be parked in any area other than an employee parking area, without liability of any kind to Tenant, its agents or employees, and Tenant agrees to save and hold harmless Landlord, its agents or employees, from any and all claims, losses, damages, and demands asserted or arising in respect to or in connection with the removal of any such automobile.

      18.12. SUBORDINATION. This Lease is and shall be subordinate to any Deeds of Trust now of record or recorded after the date of this Lease affecting the building, other improvements, and land of which the Leased Premises are a part; provided, however, the beneficiaries of such Deeds of Trust shall recognize the Lease of Tenant in the event of foreclosure if Tenant is not in default under the terms of this Lease. Tenant agrees to execute and deliver any instrument without cost which may be deemed necessary to further effect the subordination of this Lease to any Deed of Trust.

      18.13. OFFSET STATEMENTS. Tenant shall at any time, and from time to time not less than five (5) days of prior request by Landlord, without charge, execute, acknowledge and deliver to Landlord a statement in writing, in form provided by Landlord, certifying the date of commencement of this Lease, that this Lease is unmodified and in full force and effect and further stating the date to which the monthly rent and other charges have been paid, and setting forth such other matters as may reasonably be requested by Landlord.

      18.14. COMPLIANCE WITH LAW. Tenant shall, at all times, maintain and conduct its business, insofar as the same relates to Tenant's use and occupancy of the Leased Premises, in a lawful manner and in strict compliance with all governmental laws, rules, regulations, orders and provisions of insurance underwriters applicable to the business of Tenant conducted in and upon the Leased Premises.

      18.15. QUIET ENJOYMENT. Tenant shall not interfered with the business opportunity or quiet enjoyment of any of the other tenants in the property.

   IN WITNESS WHEREOF, the parties hereto have executed this Lease effective the day and year first above written.

      LANDLORD:


                                       ------------------------------
                                       JOHN E. COLYER



                                       ------------------------------
                                       SUZANNE J. COLYER
                                       CO-TRUSTEES OF THE COLYER
                                       REVOCABLE LIVING TRUST DATED
                                       JULY 5, 1978


      TENANT:


                                       ------------------------------


                                       ------------------------------


STATE OF NEVADA
                 :SS
COUNTY OF WASHOE

   On _______________, 1992, personally appeared before me, a Notary Public, JOHN E. COLYER and SUZANNE J. COLYER, personally known to me to be the persons whose names are subscribed to the above instrument who acknowledged that they executed the instrument.



----------------------------
Notary Public

STATE OF CALIFORNIA
                    :SS
COUNTY OF SAN DIEGO

   On 9-18-95, 1992, personally appeared before me, a Notary Public, RICK W. JARRETT, II, personally known to me to be the person(s) whose name(s) are subscribed to the above instrument who acknowledged that they executed the instrument.

                                                 [NOTARY SEAL]

----------------------------
Notary Public